EXHIBIT 10.9

THIS SECURED DEBENTURE, AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE "SECURITIES"), HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE.


                                SECURED DEBENTURE

                              OXFORD VENTURES, INC.

                        10% SECURED CONVERTIBLE DEBENTURE

                              DUE OCTOBER __, 2007

No. HHF-001                                                         US$3,000,000

      This Secured Debenture (the "Debenture") is issued on October __, 2005 (the "Closing Date") by Oxford Ventures, Inc., a Nevada corporation (the "Company"), to Highgate House Funds, Ltd. (together with its permitted successors and assigns, the "Holder") pursuant to exemptions from registration under the Securities Act of 1933, as amended, pursuant to a Securities Purchase Agreement, dated October __, 2005 (the "Securities Purchase Agreement") among the Company and Buyer(s) listed on Schedule I thereto.

                                   ARTICLE I.

      SECTION 1.01 PRINCIPAL AND INTEREST. For value received, the Company hereby promises to pay to the order of the Holder on the date October __, 2007 ("Maturity Date"), in lawful money of the United States of America and in immediately available funds the principal sum of Three Million Dollars ($3,000,000), together with interest on the unpaid principal of this Debenture at the rate of ten percent (10%) per year (compounded monthly) from the date of this Debenture until paid. The Company will begin making monthly interest only payments on the Note of accrued interest every thirty (30) days following the Closing Date. At the Holder's option, the entire principal amount and all accrued and unpaid interest and the Redemption Premium specified in Section 1.05 hereof shall be either (a) paid to the Holder on the Maturity Date or (b) converted in accordance with Section 1.02 herein.

      SECTION 1.02 OPTIONAL CONVERSION. The Holder is entitled, at its option, to convert, and sell on the same day, at any time and from time to time, until payment in full of this Debenture, all or any part of the principal amount of the Debenture, plus accrued interest, into shares (the "Conversion Shares") of the Company's common stock, par value $0.001 per share ("Common Stock"), at the price per share equal to $1.50 (the "Conversion Price"). No fraction of shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. To convert this Debenture, the Holder hereof shall deliver written notice thereof, substantially in the form of Exhibit A to this Debenture, with appropriate insertions (the "Conversion Notice"), to the Escrow Agent (as defined in the Securities Purchase Agreement) and the Company at its address as set forth herein. The date upon which the conversion shall be effective (the "Conversion Date") shall be deemed to be the date set forth in the Conversion Notice. The Holder has the right to convert this Debenture after the Maturity Date. Absent manifest error; the Escrow Agent shall release the shares of Common Stock from escrow on the third (3rd) business day following the Escrow Agent notifying the Company of the conversion. Any conversion of any portion of the Debenture to Common Stock shall be deemed to be a pre-payment of principal plus accrued and unpaid interest, without any penalty, and shall be credited against any future payments of principal and interest in the order that such payments become due and payable.

      Section 1.03. MONTHLY PAYMENTS. The interest so payable will be paid every thirty (30) days following the Closing Date. This Debenture ranks pari passu with all other Debentures now or hereinafter issued pursuant to the Securities Purchase Agreement. In the event of default, as described in Section 3.01 hereunder, the Holder may elect that the interest be paid in cash (via wire transfer or certified funds) or in the form of Common Stock. If paid in the form of Common Stock, the amount of stock to be issued will be calculated as follows: the value of the stock shall be the Closing Bid Price on: (i) the date the interest payment is due; or (ii) if the interest payment is not made when due, the date the interest payment is made. A number of shares of Common Stock with a value equal to the amount of interest due shall be issued. No fractional shares will be issued; therefore, in the event that the value of the Common Stock per share does not equal the total interest due, the Company will pay the balance in cash.

      The Company shall make monthly scheduled payments ("Scheduled Payments") consisting of principal and accrued interest. The first Scheduled Payment shall be due and payable on the date one hundred eighty (180) days from the Closing Date. After the first Scheduled Payment, each subsequent Scheduled Payment shall be due and payable on the same day of each subsequent calendar month until the Maturity Date. The principal amount of each Scheduled Payment shall be determined by dividing the outstanding principal amount of this Debenture as of the date of such Scheduled Payment by the number of Scheduled Payments remaining until the Maturity Date plus a repayment premium equal to five percent (5%) ("Repayment Premium") of the amount of the principal payment. All payments in respect of the indebtedness evidenced hereby shall be made in collected funds, and shall be applied to principal, accrued interest and charges and expenses owing under or in connection with this Debenture in such order as the Holder elects, except that payments shall be applied to accrued interest before principal.

      In the event that the Company redeems a portion of the amount outstanding under this Debenture, or the Holder converts a portion of the principal amount outstanding and accrued interest under this Debenture as contemplated herein, the Company shall be entitled to an off-set of the amount of principal and accrued interest due pursuant to the Schedule Payment equal to the amount of principal and accrued interest redeemed or converted (the "Off-Set Amount"). In such event the Company shall still be obligated to make a Scheduled Payment reduced by the Off-Set Amount as contemplated hereunder.

      So long as this Debenture is held by Highgate House Funds, Ltd. or its affiliates (as defined in Rule 144 promulgated under the Act, as amended), the Company may not redeem this Debenture with the proceeds of the Standby Equity Distribution Agreement between the Company and Cornell Capital Partners, LP.

      Section 1.04 RESERVATION OF COMMON STOCK. As set forth in Section 6(c) of the Securities Purchase Agreement, the Company shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Debenture, that number of shares of Common Stock equal to a multiple of five (5) times the number of shares of Common Stock into which the Debenture is convertible from time to time based upon the Conversion Price. If at any time the Company does not have a sufficient number of Conversion Shares authorized and available, then the Company shall call and hold a special meeting of its stockholders within thirty (30) days of that time for the sole purpose of increasing the number of authorized shares of Common Stock.

      Section 1.05 RIGHT OF REDEMPTION. The Company at its option shall have the right to redeem, with three (3) business days advance written notice (the "Redemption Notice"), a portion or all of the outstanding Convertible Debenture. The redemption price shall be One Hundred Twenty percent (120%) (the "Redemption Price") of the face amount redeemed plus accrued interest. The Company shall pay the Redemption Price on all payments made prior to a Scheduled Payment or any other payment due date. For all payments under this Debenture, the payment of the Redemption Price by the Company shall be in addition to any accrued interest due.

      Section 1.06 REGISTRATION RIGHTS. The Company is obligated to register the resale of the Conversion Shares under the Act, pursuant to the terms of a Investor Registration Rights Agreement, between the Company and the Buyer(s) listed on Schedule I thereto of even date herewith (the "Investor Registration Rights Agreement").

      Section 1.07 PAYING AGENT AND REGISTRAR. Initially, the Company will act as paying agent and registrar. The Company may change any paying agent, registrar, or Company-registrar by giving the Holder not less than ten (10) business days' written notice of its election to do so, specifying the name, address, telephone number and facsimile number of the paying agent or registrar. The Company may act in any such capacity.

         Section 1.08 SECURED NATURE OF DEBENTURE. This Debenture is secured by all of the assets and property of the Company as set forth on Exhibit A to the Security Agreement dated the date hereof between the Company and the Holder (the "Security Agreement").

      Section 1.09 THE ESCROW SHARES. The Company shall deposit 50,000,000 shares of Common Stock with the Escrow Agent as "Escrow Shares." Upon receipt of the Conversion Notice from the Holder, the Escrow Agent shall distribute the Conversion Shares to Holder pursuant to this Debenture and the Securities Purchase Agreement including Exhibit F thereto.

                                  ARTICLE II.

      SECTION 2.01 AMENDMENTS AND WAIVER OF DEFAULT. The Debenture may not be amended. Notwithstanding the above, without the consent of the Holder, the Debenture may be amended to cure any ambiguity, defect or inconsistency.

                                  ARTICLE III.

      SECTION 3.01 EVENTS OF DEFAULT. An Event of Default is defined as follows:
(a) failure by the Company to pay amounts due hereunder on the Maturity Date, a Scheduled Payment date or otherwise after the expiration of a seven (7) day period to cure such failure; (b) failure by the Company's transfer agent (aside for reason of error) to issue freely tradeable Common Stock to the Holder within twelve (12) days of the Company's receipt of the attached Conversion Notice from Holder; (c) failure by the Company for ten (10) days after notice to it to comply with any of its other agreements in the Debenture; (d) failure to comply with the terms of the Irrevocable Transfer Agent Instructions (as defined in the Securities Purchase Agreement); (e) if the Company files for relief under the United States Bankruptcy Code (the "Bankruptcy Code") or under any other state or federal bankruptcy or insolvency law, or files an assignment for the benefit of creditors, or if an involuntary proceeding under the Bankruptcy Code or under any other federal or state bankruptcy or insolvency law is commenced against the Company; or (f) a breach by the Company of its obligations under any of the Transaction Documents (as defined in the Securities Purchase Agreement) which is not cured by the Company within any allocated cure period therein. Upon the occurrence of an Event of Default, the Holder may, in its sole discretion, (i) accelerate full repayment of all debentures outstanding and accrued interest thereon at the Redemption Price and/or (ii) convert all debentures outstanding and accrued interest thereon at twenty percent (20%) of the then Conversion Price. The failure of the Company to make Payments due under Section 1.03 shall also be deemed as an Event of Default. Upon an Event of Default, the Escrow Agent is authorized and directed to release the Escrow Shares to the Buyer if requested by the Buyer, without approval of the Company.

      SECTION 3.02 FAILURE TO ISSUE  UNRESTRICTED  COMMON STOCK. As indicated in
Section 3.01, a breach by the Company of its obligations under the Investor Registration Rights Agreement shall be deemed an Event of Default, which if not cured within ten (10) days, shall entitle the Holder to accelerate full repayment of all debentures outstanding and accrued interest thereon or, notwithstanding any limitations contained in this Debenture and/or the Securities Purchase Agreement, to convert all debentures outstanding and accrued interest thereon into shares of Common Stock pursuant to Section 1.02 herein. The Company acknowledges that failure to honor a Conversion Notice shall cause irreparable harm to the Holder.

                                  ARTICLE IV.

      SECTION 4.01 RIGHTS AND TERMS OF CONVERSION. This Debenture, in whole or in part, may be converted at any time following the Closing Date (as defined in the Securities Purchase Agreement), into shares of Common Stock at a price equal to the Conversion Price as described in Section 1.02 above.

      SECTION 4.02 RE-ISSUANCE OF DEBENTURE. When the Holder elects to convert a part of the Debenture, then the Company shall reissue a new Debenture in the same form as this Debenture to reflect the new principal amount.

                                   ARTICLE V.

      SECTION 5.01 ANTI-DILUTION. Adjustment of Conversion Price. The Conversion Price shall be adjusted from time to time as follows:

            (a) Adjustment of Conversion Price and Number of Shares upon Issuance of Common Stock. If and whenever on or after the Closing Date of this Debenture, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than (i) Excluded Securities (as defined herein),
(ii) shares of Common Stock which are issued or deemed to have been issued by the Company in connection with an Approved Stock Plan (as defined herein), and
(iii) upon the issuance, exercise or conversion of Other Securities (as defined herein)) for a consideration per share less than a price (the "Applicable Price") equal to $1.25 or if the Conversion Price has previously been adjusted pursuant to Section 5.01 hereof, then the Conversion Price in effect immediately prior to such issuance or sale, then immediately after such issue or sale the Conversion Price shall (until another such issuance or sale) be reduced to the price equal to the quotient derived by dividing (A) an amount equal to the sum of (X) the product of (a) the Conversion Price on the date immediately prior to the issuance or sale of such shares, multiplied by (b) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale plus, (Y) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance or sale, by (B) the total number of shares of Common Stock outstanding immediately after such issuance or sale; provided, however, that in no event shall the Conversion Price be reduced below $.001.

            (b) Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under Section 5.01(a) above, the following shall be applicable:

                  (i) Issuance of Options. If after the date hereof, the Company in any manner grants any rights, warrants or options to subscribe for or purchase Common Stock or convertible securities ("Options") and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange of any convertible securities issuable upon exercise of any such Option is less than the Conversion Price then in effect, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 5.01(b)(i), the lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such convertible securities shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option or upon conversion or exchange of any other convertible security other than this Debenture issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such convertible securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such convertible securities.

                  (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any convertible securities after the Closing Date and the lowest price per share for which one share of Common Stock is issuable upon the conversion or exchange thereof is less than the Conversion Price then in effect, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such convertible securities for such price per share. For the purposes of this
Section 5.01(b)(ii), the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the convertible security and upon conversion or exchange of such convertible security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such convertible securities, and if any such issue or sale of such convertible securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this
Section 5.01(b), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                  (iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any convertible securities, or the rate at which any convertible securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or convertible securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of shares of Common Stock issuable upon conversion of this Debenture shall be correspondingly readjusted. For purposes of this
Section 5.01(b)(iii), if the terms of any Option or convertible security that was outstanding as of the Closing Date of this Debenture are changed in the manner described in the immediately preceding sentence, then such Option or convertible security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment pursuant to this Section 5.01(b) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

            (c) Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under Sections 5.01(a) and 5.01(b), the following shall be applicable:

                  (i) Calculation of Consideration Received. If any Common Stock, Options or convertible securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefore will be deemed to be the gross amount received by the Company therefore. If any Common Stock, Options or convertible securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the market price of such securities on the date of receipt of such securities. If any Common Stock, Options or convertible securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefore will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or convertible securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of the Debenture representing at least two-thirds of the shares of Common Stock issuable upon conversion of the Debenture then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the holders of the Debenture representing at least two-thirds of the shares of Common Stock issuable upon conversion of the Debenture then outstanding. The determination of such appraiser shall be final and binding upon all parties and the fees and expenses of such appraiser shall be borne by the non-prevailing party.

                  (ii) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.001.

                  (iii) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

                  (iv) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in convertible securities or (2) to subscribe for or purchase Common Stock, Options or convertible securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

            (d) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time after the date of issuance of this Debenture subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, any Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time after the date of issuance of this Debenture combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, any Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment under this Section 5.01(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

            (e) Distribution of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Debenture, then, in each such case any Conversion Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Conversion Price by a fraction of which (A) the numerator shall be the closing bid price of the Common Stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company's Board of Directors) applicable to one share of Common Stock, and
(B) the denominator shall be the closing bid price of the Common Stock on the trading day immediately preceding such record date; and

            (f) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 5.01 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Debenture; provided, except as set forth in Section 5.01(d), that no such adjustment pursuant to this Section 5.01(f) will increase the Conversion Price as otherwise determined pursuant to this Section 5.01.

            (g)   Notices.

                  (i) Immediately upon any adjustment of the Conversion Price, the Company will give written notice thereof to the holder of this Debenture, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

                  (ii) The Company will give written notice to the holder of this Debenture at least ten (10) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

            (h)   Definitions.

                  (i) "Approved Stock Plan" means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer or director for services provided to the Company.

                  (ii) "Excluded Securities" means, provided such security is issued at a price which is greater than or equal to the arithmetic average of the Closing Bid Prices of the Common Stock for the ten (10) consecutive trading days immediately preceding the date of issuance, any of the following: (a) any issuance by the Company of securities in connection with a strategic partnership or a joint venture (the primary purpose of which is not to raise equity capital), (b) any issuance by the Company of securities as consideration for a merger or consolidation or the acquisition of a business, product, license, or other assets of another person or entity and (c) options to purchase shares of Common Stock, provided (I) the issuance of such options (the "Approved Plan") is to non-executive employees and is limited to 10,000 shares of the Company's Common Stock, and (II) the exercise price of such options is not less than the closing bid price of the Common Stock on the date of issuance of such option.

                  (iii) "Other Securities" means (i) those options and warrants of the Company issued prior to, and outstanding on, the Closing Date, (ii) the shares of Common Stock issuable on exercise of such options and warrants, provided such options and warrants are not amended after the Closing Date and
(iii) the shares of Common Stock issuable upon conversion of this Debenture, or otherwise in connection with this Debenture or in connection with the Standby Equity Distribution Agreement of even date herewith by and between the Company and Cornell Capital Partners, L.P. (the "SEDA").

            (i) Nothing in this Section 5.01 shall be deemed to authorize the issuance of any securities by the Company in violation of Section 5.02.

      SECTION 5.02 CONSENT OF HOLDER TO SELL CAPITAL STOCK OR GRANT SECURITY INTERESTS. Except for securities issued under the SEDA, so long as any of the principal of or interest on this Debenture remains unpaid and unconverted, the Company shall not, without the prior consent of the Holder (i) issue or sell any Common Stock or Preferred Stock without consideration or for a consideration per share less than its fair market value determined immediately prior to its issuance, (ii) issue or sell any Preferred Stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration per share less than such Common Stock's fair market value determined immediately prior to its issuance, (iii) enter into any security instrument granting the holder a security interest in any of the assets of the Company, or (iv) file any registration statement on Form S-8, except that such Form S-8 relates solely to an Approved Plan and provided that such Form S-8 is not filed prior to 90 days following the effectiveness of the Registration Statement referenced in the Investor Registration Rights Agreement.

      Section 5.03 Not withstanding Section 5.02 above, the Company may, without obtaining the prior written consent of the Holder, issue or sell shares of Common Stock or Preferred Stock for a consideration of up to 20% below the closing bid price of the Common Stock determined immediately prior to its issuance, provided that 50% of the net proceeds of any such issuance are used to redeem amounts outstanding under this Debenture. ARTICLE VI.

      SECTION 6.01 NOTICE. Notices regarding this Debenture shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Company, to:        Oxford Ventures, Inc.
                              4655 East Ivy Street, Suite 101
                              Mesa, Arizona 85215
                              Attention: Daniel Leonard
                              Telephone: (402) 681-4635
                              Facsimile: (402) 763-9511

With a copy to:               Gottbetter & Partners, LLP
                              488 Madison Avenue
                              New York, NY 10022
                              Attention: Adam Gottbetter, Esq.
                              Telephone: (212) 400-6900
                              Facsimile: (212) 400-6901

If to the Holder:             Highgate House Funds, Ltd
                              488 Madison Avenue
                              New York, NY 10022
                              Telephone: 212-400-6900
                              Facsimile: 212-400-6901

With a copy to:               Troy Rillo, Esq.
                              101 Hudson Street, Suite 3700
                              Jersey City, NJ 07302
                              Telephone: 201-985-8300
                              Facsimile: 201-985-1964

      SECTION 6.02 GOVERNING LAW. The parties hereto acknowledge that the transactions contemplated by this Agreement and the exhibits hereto bear a reasonable relation to the State of New York. The parties hereto agree that the internal laws of the State of New York shall govern this Agreement and the exhibits hereto, including, but not limited to, all issues related to usury. Any action to enforce the terms of this Agreement or any of its exhibits shall be brought exclusively in the state and/or federal courts situated in the County and State of New York. Service of process in any action by the Buyers to enforce the terms of this Agreement may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to the Company at its principal address set forth in this Agreement.

      SECTION 6.03 SEVERABILITY. The invalidity of any of the provisions of this Debenture shall not invalidate or otherwise affect any of the other provisions of this Debenture, which shall remain in full force and effect.

      SECTION 6.04 ENTIRE AGREEMENT AND AMENDMENTS. This Debenture represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Debenture may be amended only by an instrument in writing executed by the parties hereto.

      SECTION 6.05 COUNTERPARTS. This Debenture may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute on instrument.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this Debenture as of the date first written above.

                                OXFORD VENTURES, INC.

                                By: /s/ Daniel Leonard
                                    --------------------------------------------
                                    Name:  Daniel Leonard
                                    Title: President and Chief Executive Officer

                                    EXHIBIT A

                              NOTICE OF CONVERSION

        (TO BE EXECUTED BY THE HOLDER IN ORDER TO CONVERT THE DEBENTURE)


TO:

      The undersigned hereby irrevocably elects to convert $___________________ of the principal amount of the above Debenture into Shares of Common Stock of Oxford Ventures, Inc., according to the conditions stated therein, as of the Conversion Date written below.

CONVERSION DATE:                          ______________________________________
APPLICABLE CONVERSION PRICE:              ______________________________________
SIGNATURE:                                ______________________________________
NAME:                                     ______________________________________
ADDRESS:                                  ______________________________________
AMOUNT TO BE CONVERTED:                   $_____________________________________
AMOUNT OF DEBENTURE UNCONVERTED:          $_____________________________________
CONVERSION PRICE PER SHARE:               $_____________________________________
NUMBER OF SHARES OF COMMON STOCK TO BE
ISSUED:                                   ______________________________________
PLEASE ISSUE THE SHARES OF COMMON STOCK
IN THE FOLLOWING NAME AND TO THE
FOLLOWING ADDRESS:                        ______________________________________
ISSUE TO:                                 ______________________________________
AUTHORIZED SIGNATURE:                     ______________________________________
NAME:                                     ______________________________________
TITLE:                                    ______________________________________
PHONE NUMBER:                             ______________________________________
BROKER DTC PARTICIPANT CODE:              ______________________________________
ACCOUNT NUMBER:                           ______________________________________


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